Exhibit 1.1
$210,000,000
Altra Holdings, Inc.
8 1/8% Senior Secured Notes due 2016
PURCHASE AGREEMENT
November 16, 2009
JEFFERIES & COMPANY, INC.
As Representative of the
      Initial Purchasers listed in
      Schedule I hereto
c/o Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022
Ladies and Gentlemen:
     Altra Holdings, Inc., a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:
          1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed on Schedule I (the “Initial Purchasers”) $210,000,000 aggregate principal amount of 8 1/8% Senior Secured Notes due 2016 (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of November 25, 2009, among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).
     The proceeds of the Notes along with cash on hand will be used to repurchase or redeem the outstanding 9% Senior Secured Notes due 2011 (the “9% Notes”), of Altra Industrial Motion, Inc, a Delaware corporation (“Altra Industrial”), to repay indebtedness under the TB Wood’s credit facility and to pay related fees and expenses. The Company launched a tender offer (the “Tender Offer”) in connection with the repurchase of the 9% Notes on November 10, 2009.
     The Notes will be offered and sold to the Initial Purchasers pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same are no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth under the “Notice to Investors” section of the final offering memorandum, dated the date hereof, including the information incorporated by reference therein (the “Final Offering Memorandum”). The Company has prepared (i) a preliminary offering memorandum, dated November 12, 2009, including the information incorporated by reference therein (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet attached hereto as Exhibit A, which includes pricing terms and other information with respect to the Notes (the “Pricing Term Sheet”) and (iii)

the Final Offering Memorandum relating to the offer and sale of the Notes (the “Offering”). “Offering Memorandum” means the Preliminary Offering Memorandum and any exhibits and schedules thereto, including all information incorporated by reference therein, as supplemented by the Pricing Term Sheet at 2:30 p.m. New York City time on the date hereof (the “Applicable Time”). No later than the second Business Day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum and from and after the time such Final Offering Memorandum is delivered to the Initial Purchasers, all references herein to the “Offering Memorandum” shall be deemed collectively to refer to (i) the Preliminary Offering Memorandum (as supplemented by the Pricing Term Sheet and any exhibits thereto) and (ii) the Final Offering Memorandum (and any amendment or supplement to either such document), including exhibits and schedules thereto. The Preliminary Offering Memorandum immediately prior to the Applicable Time, taken together with the Pricing Term Sheet, is referred to as the “Pricing Disclosure Package.”
     On the Closing Date and concurrently with the consummation of this Offering, Altra Industrial will enter into a new three year senior secured revolving credit facility among Altra Industrial, the guarantors named therein, and JPMorgan Chase Bank, N.A., as administrative agent and the sole initial lender, in the amount of up to $50.0 million, which may be increased from time to time by up to an additional $25.0 million (as amended, supplemented, modified, extended or restated from time to time, the “New Credit Agreement”).
          2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe to be (i) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act, as such may be amended from time to time and (ii) non-U.S. persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act and in compliance with the laws applicable to such persons in jurisdictions outside the United States (each, a “Reg S Person” and, together with the QIBs, “Eligible Purchasers”).
     Pursuant to the Indenture, all Domestic Subsidiaries (as defined in the Indenture) of the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).
     Pursuant to the terms of the Collateral Documents all of the obligations under the Notes and the Indenture will be secured by a second priority lien and security interest on substantially all of the assets of the Company and the Guarantors described therein (subject to a prior ranking lien for the benefit of the lenders under the New Credit Agreement and the Permitted Liens).
     Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date (as hereinafter defined). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”) (a) a registration statement under the Act relating to Senior Secured Notes (the “Exchange Notes”), which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration

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Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchasers (the “Private Exchange Notes”). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.
          This Agreement, the Indenture, Collateral Documents, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the “Documents.”
          3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto, the Notes at a purchase price of 96.441% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the closing of the Offering to be held at 10:00 a.m., New York City time, on November 25, 2009 (the “Closing Date”) at the New York offices of Proskauer Rose LLP, 1585 Broadway, NY, NY 10036.
     The Company shall deliver to the Initial Purchasers one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing Date. The certificates representing the Notes in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Proskauer Rose LLP, 1585 Broadway, NY, NY 10036 (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.
          4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchasers that, as of the Applicable Time and as of the Closing Date:
(a)	As of the Applicable Time, the Pricing Disclosure Package and Final Offering Memorandum do not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum. For the purposes of this Agreement, the only information furnished in writing to the Company by the Initial Purchasers specifically for use in the Pricing Disclosure Package or the Final Offering Memorandum or any amendment or supplement thereto is the information set forth in the fourth paragraph under the heading “Plan of Distribution” in the Offering Memorandum (such information, the “Furnished Information”). No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package,

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the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. The Pricing Disclosure Package as of the Applicable Time and each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of their respective dates, contained, and the Pricing Disclosure Package and the Offering Memorandum, as of the Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b)	The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 5(c). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in any Company Additional Written Communication.

(c)	Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule II attached hereto (the “Subsidiaries”). Each Subsidiary that is a Foreign Restricted Subsidiary (as defined in the Indenture) has an asterisk (“*”) next to its name on such schedule.

(d)	Each of the Company and its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties and assets as described in the Offering Memorandum and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership, limited liability company or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the enforceability of the Collateral Documents or the attachment, perfection or priority of any of the Liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents or (E) the consummation of any of the transactions contemplated under any of the Documents (each, a “Material Adverse Effect”).

(e)	All of the issued and outstanding shares of capital stock of or membership interests in, as the case may be, the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Pricing Disclosure Package (including the footnotes thereto) sets forth, as of its date, (i) the actual cash

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and cash equivalents and capitalization of the Company and the Subsidiaries on a consolidated basis and (ii) the adjusted cash and cash equivalents and capitalization of the Company and the Subsidiaries, on a consolidated basis, after giving effect to the offer and sale of the Notes, the application of the net proceeds therefrom, and the other transactions described in the Offering Memorandum under the section entitled “Use of Proceeds.” Except as set forth in such table, immediately following the closing of the Offering, neither the Company nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise, other than (A) liabilities that are reflected in the Financial Statements (as hereinafter defined) or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those described in the Pricing Disclosure Package, (i) pursuant to the Credit Agreement, among Altra Industrial, the other parties named therein and Wells Fargo Foothill, Inc. (as amended, supplemented, modified, replaced, extended or restated from time to time), as of the date hereof, or the New Credit Agreement, as of the Closing Date, (ii) pursuant to the Indenture, or (iii) imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as disclosed in the Pricing Disclosure Package, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(f)	No holder of securities of the Company or any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

(g)	The Company and each of the Subsidiaries that are corporations have the requisite corporate power and authority, and each of the Subsidiaries that are limited partnerships or limited liability companies have all the requisite partnership or other power and authority, to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

(h)	This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. Each of the Indenture and the Collateral Documents have been duly and validly authorized by the Company and the Guarantors. Each of the Indenture and the Collateral Documents, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(i)	The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors. The Registration Rights Agreement, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency,

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reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(j)	The Notes, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and authenticated by the Trustee in accordance with the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Collateral Documents and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k)	The Guarantees have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, the Collateral Documents and the Registration Rights Agreement, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(l)	Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). Neither the Company nor any of the Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness.

(m)	Neither the execution, delivery or performance of the Documents, as applicable, nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the

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imposition of a Lien on any assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law, except for, with respect to clauses (ii) and (iii), any conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default under the Indenture will exist.

(n)	When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package. Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed in the Pricing Disclosure Package if the Pricing Disclosure Package were a prospectus included in a Registration Statement on Form S-1 filed under the Act.

(o)	No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws or laws applicable in foreign jurisdictions (in relation to the purchase or sale of the Notes in such foreign jurisdictions) in connection with the purchase and resale of the Notes by the Initial Purchasers and such as may be required in connection with the Exchange Offer or Shelf Registration Statement.

(p)	Except as disclosed in the Pricing Disclosure Package, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the transactions contemplated therein or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(q)	The Company and its Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit that would individually or in the aggregate, have a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Pricing Purchase Package or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(r)	Each of the Company and its Subsidiaries has good and indefeasible title to all real property owned by it and good title to all personal property owned by it and good title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, all such owned or leased real or personal property will be free and clear of all Liens (other than Permitted Liens).

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All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are legal, valid and binding obligations, other than as disclosed in the Pricing Disclosure Package, and are enforceable against each of the Company or such Subsidiary, as applicable, and are enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)	All Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). To the knowledge of the Company, after reasonable internal inquiry, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(t)	Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its business and, as of the Closing Date, such Intellectual Property will be free and clear of all Liens, other than Permitted Liens. No claims or notices of any potential claim have been asserted in writing by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that would not, individually or in the aggregate, have a Material Adverse Effect). To the knowledge of the Company, the use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(u)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal

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executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended, including the rules and regulations promulgated thereunder, and the statements contained in each such certification are complete and correct.

(v)	The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w)	The audited consolidated financial statements and related notes of the Company and the Predecessor (as such term is defined in the Pricing Disclosure Package and the Final Offering Memorandum) contained in the Pricing Disclosure Package and the Final Offering Memorandum (the “Financial Statements”) present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries and the Predecessor, as the case may be, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. The financial data set forth under “Summary Consolidated Historical and As Adjusted Financial Information” and “Selected Historical Consolidated Financial Data” included in the Pricing Disclosure Package and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the consolidated financial position and results of operations of the Company and the Predecessor (as such term is defined in the Pricing Disclosure Package and the Final Offering Memorandum) as of the respective dates and for the respective periods indicated. All other financial, statistical, market and industry related data included in the Pricing Disclosure Package and the Final Offering Memorandum are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate.

(x)	Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum, except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change, or development involving a prospective material adverse change, in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Company, after reasonable internal inquiry, there is no event that is reasonably likely to occur, which would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.

(y)	No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is

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considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any negative change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(z)	All indebtedness represented by the Notes is being incurred in good faith and for the purposes set forth in the “Use of Proceeds” section of the Pricing Disclosure Package. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Pricing Disclosure Package and the Final Offering Memorandum, the Company and its Guarantors, on a consolidated basis, (i) will be Solvent (as hereafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Guarantees as contemplated by this Agreement and the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(aa)	The Company has not and, to its knowledge after reasonable internal inquiry, no one acting on its behalf (excluding for such purposes, the Initial Purchasers) has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of any of the Notes or (iii) except as disclosed in the Pricing Disclosure Package, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(bb)	Assuming (i) the accuracy of the representations contained in Section 6 hereof (including, without limitation, the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchasers and in the Exempt Resales), and (ii) that the purchasers in the Exempt Resales are QIBs or non-U.S. persons (as defined under Regulation S of the Act), no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales.

(cc)	Assuming the accuracy of the representations contained in Section 6 hereof, the Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated

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inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its respective Affiliates within the six-month period immediately prior to the date hereof.

(dd)	Neither of the Company nor any of its Affiliates or other person acting on behalf of the Company (excluding for such purposes, the Initial Purchasers) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(ee)	Except as disclosed in the Pricing Disclosure Package, each of the Company, the Subsidiaries and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to each “pension plan” (as defined in Section 3(2) of ERISA) subject to Section 302 of ERISA that the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, neither the Company, the Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(ff)	Other than as disclosed in the Pricing Disclosure Package, (i) neither the Company nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) none of the employees of the Company or the Subsidiaries is represented by a labor union, and, to the knowledge of the Company after reasonable internal inquiry, no union organizing activities are taking place that could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiaries; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Subsidiaries, or, to the knowledge of the Company, after reasonable internal inquiry, threatened against the Company or the Subsidiaries; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, after reasonable internal inquiry, there is no threatened or pending liability against the Company or the Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind pending against the Company or the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, after reasonable internal inquiry, no employee or agent of the Company or the Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually

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or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(gg)	None of the transactions contemplated in the Documents or the application by the Company or any of the Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(hh)	Neither the Company nor any of the Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of the Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will be an “investment company” as defined in the Investment Company Act.

(ii)	The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).

(jj)	Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable foreign, provincial, federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or local or foreign or provincial Environmental Laws or regulations requiring the Company or any of its Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the indemnification for certain costs and liabilities that the Company or its Subsidiaries is entitled to receive from the Company’s former parent company, the Company has reasonably concluded that such associated costs would not, individually or in the aggregate, have a Material Adverse Effect on the Company’s business, operations or earnings.

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The Company reviewed the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, and has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit arising from the Company’s or its Subsidiaries’ or any predecessors’ or formerly owned or operated properties or license or approval, any related constraints on operating activities and any potential liabilities to third parties). Based on such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect on the Company’s business, operations or earnings.

(kk)	As of the Closing Date, except as provided in the Credit Agreement and the Indenture and as disclosed in the Pricing Disclosure Package, there will be no encumbrances or restrictions (other than under applicable law) on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(ll)	Upon execution and delivery of the Collateral Documents and the issuance of the Notes, (i) the Collateral Documents, as modified, will provide, in favor of the Collateral Agent, for the benefit of the Holders of the Notes, a legal, valid and enforceable security interest in all right, title and interest of the Company and any Guarantor (subject only to Permitted Liens) in the Collateral (as defined in the Security Agreement), subject to the Intercreditor Agreement, and (ii) upon the filing of any necessary additional UCC financing statements, together with any necessary amendments to such existing UCC financing statements required under the Code (as defined in the Security Agreement), or other filings as may be required under federal law, in the case of any Patents, Trademarks or Copyrights (each as defined in the Security Agreement), such security interests will be valid and perfected, and subject to the Intercreditor Agreement, will constitute a second priority security interest in the Collateral (as defined in the Security Agreement), subject only to Permitted Liens. As of the Closing Date, the Collateral (as defined in the Security Agreement) will be subject to no Liens other than Permitted Liens. Upon the execution and delivery by the Company and/or any Guarantor of a Control Agreement (as defined in the Security Agreement), such security interest will be valid and perfected (to the extent required thereunder), and will constitute a second priority security interest in such Securities Account or Deposit Account, as applicable (each as defined in the Security Agreement), subject to the Intercreditor Agreement. As of the Closing Date, any such Securities Account or Deposit Account, as applicable (each as defined in the Security Agreement), if any, will be subject to no Liens other than Permitted Liens.

(mm)	As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Guarantor, except for Permitted Liens.

(nn)	Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

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(oo)	Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)	There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of The Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

(qq)	(i) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) and (ii) the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(rr)	Ernst & Young LLP, the accountants who certified the financial statements included in the Pricing Disclosure Package and Final Offering Memorandum and Deloitte & Touche LLP, the Company’s independent registered public accounting firm as of March 20, 2009, are independent public accountants as required by the Act and the regulations promulgated under the Act and the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(ss)	No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Pricing Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.

(tt)	The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); such representation and warranty only to apply if any such stabilization safe harbor is, or was to become, applicable to the issuance of the Notes and on the basis that at the date of this Agreement no such safe harbor is available; provided, however, that an appropriate stabilization legend was not in the Preliminary Offering Memorandum or the Pricing Term Sheet. The Company has been informed of the guidance relating to stabilization provided

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by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

(uu)	Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv)	The Company is subject to and is in full compliance in all material respects with the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(ww)	There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement on the issuance or sale by the Company of the Notes.

(xx)	The Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2009, all current reports on Form 8-K filed with February 9, 2006, March 6, 2009 and March 23, 2009 and all subsequent documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after the date of this Agreement, incorporated by reference into the Offering Memorandum (the “Incorporated Information”), complies or will comply in all material respects with all applicable requirements of the Exchange Act, including the rules and regulations promulgated thereunder, and the Incorporated Information does not and will not (as amended or supplemented, if amended or supplemented) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

(yy)	The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(zz)	Neither the Company nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint

15

venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:
(a)	To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	To (i) furnish the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Pricing Disclosure Package and the Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, reasonably determine may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)	Not to amend or supplement the Pricing Disclosure Package or the Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Notes purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(d)	So long as the Initial Purchasers shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the

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Pricing Disclosure Package or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Pricing Disclosure Package and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Pricing Disclosure Package and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Pricing Disclosure Package and the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f)	Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states, (E) furnishing such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers and (F) the performance of the obligations of the Company and the Guarantors under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and the Collateral Agent, (vi) all costs and expenses in connection with the creation and perfection of the Security Agreement (including, without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchasers in connection with its services to be rendered hereunder (including, without limitation, fees, disbursements and out-of-pocket expenses of counsel to the Initial Purchasers up to $450,000, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures). If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 is not satisfied, because this Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability

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on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each case solely by reason of a default by the Initial Purchasers on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers for all reasonable fees, disbursements and out-of-pocket expenses, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other reasonable and customary expenditures (including, without limitation, fees, disbursements and out-of-pocket expenses of counsel to the Initial Purchasers up to $450,000) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

(g)	To use the proceeds of the Offering in the manner described in the Pricing Disclosure Package under the caption “Use of Proceeds.” To deliver to the Initial Purchasers, upon the expiration of the Tender Offer, satisfactory evidence that the funds deposited with The Bank of New York Mellon Trust Company, N.A., as depositary for the Company (the “Depositary”), have been used to repurchase any 9% Notes tendered pursuant to the Tender Offer and to redeem any and all 9% Notes not tendered pursuant to the Tender Offer, in accordance with the indenture governing the 9% Notes.

(h)	To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)	Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Notes.

(j)	For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k)	To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)	For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national or foreign securities exchange on which any class of securities of the Company may be listed unless such reports or other communications are filed with the SEC and are publicly available.

(m)	Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements to the Pricing Disclosure Package and the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner

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involving a public offering within the meaning of Section 4(2) of the Act or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n)	During the one-year period after the Closing Date, to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(o)	The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchasers.

(p)	To use their best efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents.

(q)	To deliver to the Initial Purchasers on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and the good standing of the Company and its subsidiaries in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
          6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers represents and warrants that:
(a)	It is a QIB as defined in Rule 144A under the Act and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Final Offering Memorandum.

(b)	It will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchasers to be QIBs or (B) non-U.S. persons reasonably believed by the Initial Purchasers to be a purchaser referred to in Regulation S under the Act and in compliance with laws applicable to such persons in jurisdictions outside the United States; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(c)	No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchasers or any of its representatives in connection with the offer and sale of any of the Notes.

(d)	With respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment

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activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes (i) to persons who are (a) “qualified investors” as defined in section 86(7)(a) of the FSMA, being persons falling within the meaning of Article 2.1(e)(i), (ii) or (iii) of the European Prospectus Directive 2003/71/EC (the “Prospectus Directive”); and (b) to persons who fall within Article 19(5) (“Investment Professionals”) of the FSMA (Financial Promotion) Order 2005 of the United Kingdom, as amended (the “FPO”) or to persons who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc”) of the FPO or to persons to whom the offering may otherwise lawfully be communicated without the need for such communication to be approved, made or directed by an “authorised person” as referred to in section 21 of the FSMA (all such persons being together referred to as “Qualifying UK Persons”); (ii) in compliance with all applicable provisions of the FSMA; and (iii) in circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive, the FSMA or the United Kingdom Listing Authority Prospectus Rules issued thereunder by the United Kingdom Financial Services Authority and that any Initial Purchasers within the United Kingdom are also Qualifying UK Persons.

(e)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), the Notes have not been and will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the Initial Purchasers may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or (ii) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances, provided no such offer requires the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          7. Conditions. The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:
(a)	All the representations and warranties of the Company and the Subsidiaries contained in this Agreement and in each of the Documents to which it is a party shall be true and correct in all material respects (except that any representation or warranty that already contains a materiality exception therein, in each such case shall be true and correct as written) as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the

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Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect).

(b)	No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, after reasonable internal inquiry, be pending as of the Closing Date.

(c)	No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding other than as set forth in the Pricing Disclosure Package shall be pending or, to the knowledge of the Company after reasonable internal inquiry, threatened other than Proceedings that (i) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(d)	Subsequent to the respective dates as of which data and information is given in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) there shall not have been any Material Adverse Change which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum.

(e)	On or after the date hereof and on or prior to the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any negative change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(f)	The Initial Purchasers shall have received on the Closing Date:
(i)	certificates dated the Closing Date, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (A) the representations and warranties set forth in Section 4 hereof and in each of the Documents that are not qualified by materiality were true and correct in all material respects as of the Applicable Time and are true and correct in all material respects as of the Closing Date, with the same force and effect as though expressly made

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at and as of the Closing Date, (B) the representations and warranties set forth in Section 4 hereof and in each of the Documents that are qualified by materiality were true and correct as of the Applicable Time and are true and correct as of the Closing Date, with the same force and effect as though expressly made at and as of the Closing Date, (C) the Company has performed and complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied by the Company at or prior to the Closing Date, (D) at the Closing Date, since the Applicable Time or since the date of the most recent financial statements in the Pricing Disclosure Package and except as described in the Pricing Disclosure Package, (exclusive of any amendment or supplement thereto after the date hereof), to the knowledge of such officers, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (E) since the date of the most recent financial statements in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Pricing Disclosure Package or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (F) the sale of the Notes has not been enjoined (temporarily or permanently);

(ii)	a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchasers may reasonably request;

(iii)	a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchasers or its counsel;

(iv)	the opinion of Holland & Knight LLP, counsel to the Company, dated the Closing Date, in the form of Exhibit B attached hereto;

(v)	Saul Ewing LLP, local Pennsylvania counsel to the Company, shall have furnished to the Initial Purchasers, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit C hereto;

(vi)	an opinion, dated the Closing Date, of Proskauer Rose LLP, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions;

(vii)	a certificate from the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers as to the accuracy of certain numbers, contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, which numbers shall be set forth in a schedule attached to such certificate, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.

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(viii)	a certificate from the Depositary, setting forth: (a) the principal amount of 9% Notes tendered pursuant to the Tender Offer through the Closing Date, (b) the aggregate Tender Offer consideration payable with respect to the 9% Notes that were tendered prior to the Closing Date, (c) the aggregate accrued interest payable with respect to the tendered 9% Notes on the Closing Date and (d) the total amounts payable with respect to the tendered 9% Notes on the Closing Date.
(g)	The Initial Purchasers shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP, independent auditors, with respect to the Company, (A) a comfort letter, dated the date hereof, in form and substance reasonably satisfactory to Jefferies & Company, Inc. as representative of the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in or incorporated by reference to the Pricing Disclosure Package and the Final Offering Memorandum, and (B) a comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to Jefferies & Company, Inc. as representative of the Initial Purchasers and their counsel, to the effect that Deloitte & Touche LLP and Ernst & Young LLP, respectively, each reaffirms the statements made in its letter furnished pursuant to clause (A).

(h)	Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchasers shall have received a fully executed original of each Document.

(i)	The Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(j)	The terms of each Document shall conform in all material respects to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.

(k)	The Collateral Agent shall have received (with a copy for the Initial Purchasers) on the Closing Date:
(i) appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;
(ii) appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any Security Agreement previously granted by any Person;
(iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens);
(iv) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;

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(v) the Collateral Agent and its counsel shall be satisfied that (A) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Pricing Disclosure Package and the Final Offering Memorandum; and (B) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Document, in each case subject to the Permitted Liens;
(vi) All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (k)(i) and (k)(ii) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing that is reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all UCC Statements, (ii) that the UCC Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 30 days following the Closing Date;
(l)	Concurrently with the closing of this Offering, Altra Industrial shall (i) purchase all of the 9% Notes tendered by the early tender date, (ii) call for the redemption of any 9% Notes not tendered in the Tender Offer and (iii) deposit funds in an amount sufficient to pay and discharge all obligations remaining under the indenture governing the 9% Notes with the Depositary, as set forth in the “Use of Proceeds” section of the Pricing Disclosure Package. The Initial Purchasers shall have received from each of the Company and the Depositary satisfactory evidence that on the Closing Date funds have been deposited with the Depositary in an amount sufficient to pay and discharge all obligations under the indenture governing the 9% Notes.
               8. Indemnification and Contribution.
(a)	The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, their affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchasers, their affiliates, directors, officers and employees, or such controlling persons may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto);

(ii)	the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

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(iii)	any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein or breach of applicable law;
and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchasers, their affiliates, directors, officers, employees and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment, that such loss, claim, damage or liability resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)	Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages or liabilities (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Memorandum or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Furnished Information furnished by such Initial Purchaser; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company or its agents specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto, is the Furnished Information. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)	As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the

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commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party and (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)	No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there is a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is

26

or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)	In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

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               9. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:
(a)	since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Initial Purchasers’ sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum, or (ii) materially impair the investment quality of any of the Notes;

(b)	the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c)	any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchasers’ sole judgment, impracticable or inadvisable to market or proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum or to enforce contracts for the sale of any of the Notes;

(d)	trading in the Company’s common stock shall have been suspended by the SEC or the NASDAQ Global Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ Global Market shall have occurred or any setting of limitations on prices for securities on any such exchange shall have occurred;

(e)	the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsels’ sole opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(f)	any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act;

(g)	the representation and warranty contained in the first sentence of Section 4(a) of this Agreement is incorrect in any way; or

(h)	the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchasers’ opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.
               10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made

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pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.
          11. Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the non defaulting Initial Purchasers and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non defaulting Initial Purchasers or of the Company or any Guarantor. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
          12. No Fiduciary Duty. The Company hereby acknowledges that the Initial Purchasers are acting solely in connection with the purchase and sale of the Notes. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
          13. Miscellaneous.
(a)	Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: 300 Granite Street, Suite 201, Braintree, Massachusetts, 02184, Attention: Glenn E. Deegan, Esq., with a copy to: Holland & Knight LLP, 701 Brickell Avenue, Suite 3000, Miami, Florida 33131, Attention: Rodney H. Bell, Esq. and (ii) if to the Initial Purchasers, to: Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention: General Counsel, with a copy to: Proskauer Rose LLP, 1585 Broadway, New York,

29

New York 10036, Attention: Frank J. Lopez, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b)	This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchasers is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)	THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)	EACH OF THE COMPANY AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)	This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)	If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared

30

to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)	This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(j)	Any action by the Initial Purchasers hereunder may be taken by Jefferies & Company, Inc. on behalf of the Initial Purchasers, and any such action taken by Jefferies & Company, Inc. shall be binding upon each of the Initial Purchasers.

31

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.

Very truly yours, ALTRA HOLDINGS, INC.
By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

ALTRA INDUSTRIAL MOTION, INC.
AMERICAN ENTERPRISES MPT CORP.
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
BOSTON GEAR LLC
FORMSPRAG LLC
INERTIA DYNAMICS LLC
KILIAN MANUFACTURING CORPORATION
NUTTALL GEAR LLC
WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED
TB WOOD’S ENTERPRISES, INC.

By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Secretary

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.
For itself and on behalf of the
Initial Purchasers listed in Schedule I hereto

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Managing Director

SCHEDULE I
INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Jefferies & Company, Inc.	$84,000,000
Banc of America Securities LLC	$60,900,000
J.P. Morgan Securities Inc.	$54,600,000
KeyBanc Capital Markets Inc.	$5,355,000
Stephens Inc.	$5,145,000
Total	$210,000,000

SCHEDULE II
LIST OF SUBSIDIARIES

Altra Holdings, Inc. Subsidiaries	Jurisdiction of Incorporation/Formation
Altra Industrial Motion, Inc.	Delaware

Altra Industrial Motion (Shenzhen) Ltd*	China

3091780 Nova Scotia Company*	Nova Scotia, Canada

American Enterprises MPT Corp.	Delaware

American Enterprises MPT Holdings, LLC	Delaware

Ameridrives International, LLC	Delaware

Bibby Group Ltd.*	United Kingdom

Bibby Transmissions Ltd.*	United Kingdom

Bibby Turboflex SA*	South Africa

Boston Gear LLC	Delaware

Dynatork Air Motors Ltd.*	United Kingdom

Dynatork, Ltd.*	United Kingdom

Formsprag LLC	Delaware

The Hay Hall Group Ltd.*	United Kingdom

Hay Hall Holdings Ltd.*	United Kingdom

Huco Engineering Industries Ltd.*	United Kingdom

Huco Power Transmission, Ltd.*	United Kingdom

Inertia Dynamics, LLC	Delaware

Kilian Canada, ULC*	Nova Scotia, Canada

Kilian Manufacturing Corporation	Delaware

Matrix International GmbH*	Germany

Matrix International, Ltd.*	United Kingdom

Nuttall Gear LLC	Delaware

Rathi Turboflex Pty Ltd.*	India

Saftek Ltd.*	United Kingdom

Stieber GmbH*	Germany

Torsiflex Ltd.*	United Kingdom

Turboflex Ltd.*	United Kingdom

Twiflex Ltd.*	United Kingdom

Warner Electric Australia Pty. Ltd.*	Australia

Warner Electric Europe SAS*	France

Altra Holdings, Inc. Subsidiaries	Jurisdiction of Incorporation/Formation
Warner Electric Group GmbH*	Germany

Warner Electric (Holding) SAS*	France

Warner Electric International Holding, Inc.	Delaware

Warner Electric LLC	Delaware

Warner Electric (Netherlands) Holding, B.V.*	Netherlands

Warner Electric (Singapore), Ltd.*	Singapore

Warner Electric (Taiwan) Ltd.*	Taiwan

Warner Electric Technology LLC	Delaware

Warner Electric (Thailand) Ltd.*	Thailand

Warner Electric UK Group Ltd.*	United Kingdom

Warner Electric UK Holding, Ltd.*	United Kingdom

Warner Shui Hing Limited, (HK)*	Hong Kong

Wichita Company Ltd.*	United Kingdom

Industrial Blaju, S.A. de C.V.*	Mexico

TB Wood’s Corporation	Delaware

T.B. Wood’s Canada Ltd.*	Canada

TB Wood’s Enterprises, Inc.	Delaware

TB Wood’s Incorporated	Pennsylvania

*	Denotes a Foreign Restricted Subsidiary of the Company

EXHIBIT A
Pricing Term Sheet

Confidential – Summary of Final Terms	$210,000,000	November 16, 2009
8.125% Senior Secured Notes due 2016
This summary pricing sheet relates only to the securities described below and should only be read together with the Preliminary Offering Memorandum, subject to completion, dated November 12, 2009, relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer	Altra Holdings, Inc.
Security Description	8.125% Senior Secured Notes due 2016.
Distribution	144A / Regulation S – with Registration Rights as described in the Preliminary Offering
Memorandum.

Aggregate Principal Amount	$210,000,000.
Gross Proceeds	$207,251,100.

Coupon	8.125%.
Maturity Date	December 1, 2016.

Offering Price	98.691%.
Yield to Maturity	8.375%.
Spread to Treasury	+555 basis points.
Benchmark	4 5/8% UST due November 15, 2016.

Ratings (Moody’s / S&P)[1]	B1 / B+.

Interest Payment Dates	December 1 and June 1, commencing June 1, 2010.
Coupon Record Dates	November 15 and May 15.
Guarantees	The notes and our obligations under the indenture governing the notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic restricted subsidiaries. The notes will not be guaranteed by our foreign subsidiaries or our unrestricted subsidiaries.
Ranking and Security Interests	The notes and the guarantees will rank senior in right of payment to all of Altra’s and the guarantors’ future subordinated indebtedness and equal in right of payment with all of Altra’s and the guarantors’ existing and future senior indebtedness, including indebtedness under Altra Industrial’s new The notes and senior secured credit facility.
guarantees will be secured by a second priority lien on substantially all of the assets of
Altra and the guarantors. Pursuant to the terms of an intercreditor agreement, the security interests securing the notes will be subject to first priority liens securing the new senior credit facility to the extent of the value of the collateral securing Altra
Industrial’s new senior secured credit facility and to purchase money indebtedness, capital lease obligations and certain other secured indebtedness permitted under the indenture. The intercreditor agreement with the new senior credit facility provides for a
120-day standstill period by the collateral agent for the notes in the event a standstill notice is provided by the lenders under the new senior credit facility after an event of default of the new senior credit facility.

[1]	A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

Confidential — Summary of Final Terms	$210,000,000	November 16, 2009
8.125% Senior Secured Notes due 2016

Optional Redemption	Make-whole at T+50 prior to December 1, 2012. Callable thereafter at the following prices:

For the period below	Percentage
On or after December 1, 2012	106.094%
On or after December 1, 2013	104.063%
On or after December 1, 2014	102.031%
On or after December 1, 2015	100.000%

Additional Optional
Redemption	During each twelve-month period ending on December 1, 2010, 2011 and 2012, Altra may redeem up to 10% of the originally issued principal amount of notes, at a redemption price equal to 103%.
Equity Clawback	35% at 108.125 (on or prior to December 1, 2012); provided that at least 65% of the aggregate principal amount of the notes originally issued under the indenture (excluding any notes held by Altra or its subsidiaries or any notes redeemed under Additional Optional Redemption above) remains outstanding immediately after the occurrence of such redemption.

Change of Control Offer	101%.
Asset Sale Offer	100%.

Trade Date	Monday, November 16, 2009.
Settlement Date	Wednesday, November 25, 2009 (T+7).

	144A	Regulation S
CUSIP Numbers	02208R AA4	U0206R AA7

Joint Book-Running Managers	Jefferies & Company
BofA Merrill Lynch
J.P. Morgan

Co-Managers	KeyBanc Capital Markets Stephens
THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES HAVE BEEN OFFERED ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S UNDER THE SECURITIES ACT.
TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT ANY DISCUSSION OF FEDERAL TAX MATTERS SET FORTH IN THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU, OR ANY NOTE HOLDER, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL TAX LAW. YOU, OR ANY NOTE HOLDER, SHOULD SEEK ADVICE BASED ON YOUR, OR THE HOLDER’S, PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Confidential — Summary of Final Terms	$210,000,000	November 16, 2009
8.125% Senior Secured Notes due 2016
THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
A copy of the offering memorandum relating to this offering may be obtained by contacting Jefferies & Company, Inc. at 888-708-5831.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT B
Form of Opinions of Holland & Knight LLP

H&K Draft 11/16/09
November [__], 2009
Jefferies & Company, Inc.,
as Representative of the Initial Purchasers
520 Madison Avenue
New York, New York 10022
Re: Altra Holdings, Inc. Offering of $210,000,000 in aggregate principal amount of Senior Secured Notes due 2016
Ladies and Gentlemen:
     We have acted as counsel to Altra Holdings, Inc., a Delaware corporation (the “Company”), and the Covered Guarantors (as defined herein), in connection with the sale by the Company of $210,000,000 in aggregate principal amount of Senior Secured Notes due 2016 (the “Notes”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”) dated November 16, 2009, among the Company, the Guarantors named therein, and Jefferies & Company, Inc., as representative (the “Representative”) of the Initial Purchasers.
     This Opinion Letter is being furnished to you pursuant to Section 7(f)(iv) of the Purchase Agreement. Except as otherwise indicated herein, capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.
A. Basis of Opinions
     In connection with this Opinion Letter, we have examined such documents and obtained such factual information as we believe necessary to give the opinions set forth herein, including the following:
1.	Second Amended and Restated Certificate of Incorporation of the Company and the organizational documents of each Guarantor listed on Schedule 1 hereto, other than the Guarantors organized under the laws of the State of Pennsylvania and under the laws of the State of Tennessee (each a “Covered Guarantor”), as the case may be, each as amended through the date hereof;

2.	Bylaws, Operating Agreement or Limited Liability Company Agreement of the Company and each Covered Guarantor, each as amended through the date hereof, as applicable;

3.	Certificates of Good Standing of the Company and each Covered Guarantor under the laws of the jurisdiction of their incorporation or formation, as the case may be;

Jefferies & Company, Inc.
November [___], 2009

4.	Written consents and minutes of all meetings of the Boards of Directors or Managers of the Company and each Covered Guarantor, as applicable, relating to the transactions contemplated in connection with the issuance and sale of the Notes and the Guarantees;

5.	Pricing Disclosure Package;

6.	The Preliminary Offering Memorandum dated November [___], 2009;

7.	The Final Offering Memorandum dated November [___], 2009;

8.	The Purchase Agreement;

9.	The Indenture, dated November [___], 2009, by and among the Company, Bank of New York Mellon, as trustee and collateral agent, and the Guarantors named therein (the “Indenture”);

10.	The Notes and the Guarantees (collectively, the “Securities”);

11.	The Exchange Notes and Private Exchange Notes;

12.	The Collateral Documents (as defined herein);

13.	The Registration Rights Agreement, dated November [___], 2009, between the Company and the Representative of the Initial Purchasers (the “Registration Rights Agreement”);

14.	[The Financing Statements, as defined herein;] and

15.	Certificates dated as of the Closing Date executed by certain officers of the Company.
     The documents referred to in items (5) through (13) above are sometimes referred to as the “Transaction Documents.” Except as may be otherwise specifically noted in this Opinion Letter, the opinions expressed herein relate solely to the documents listed above and not to any other documents, including any documents that are referred to in, incorporated by reference into or listed as attachments, exhibits or schedules to any of the Transaction Documents.
B. Assumptions
     In rendering the following opinions, we have assumed, with your permission and without investigation, as to factual matters which affect our opinions, the accuracy of the statements, representations and warranties contained in the Purchase Agreement, the documents and the certificates delivered by the Company and the Covered Guarantors on the Closing Date, and statements and certificates of public officials, officers or managers of the Company and the Covered Guarantors and others, all of which we have assumed are true and accurate. We have

Jefferies & Company, Inc.
November [___], 2009

not undertaken any intellectual property, litigation or judgment search or searches of court dockets in any jurisdiction. We have made no examination or investigation to verify the accuracy or completeness of any financial statements or related notes or schedules or other financial information or statistical data incorporated by reference into the Final Offering Memorandum or any other documents furnished to the Representative, and express no opinion, view or belief with respect thereto.
     For purposes of rendering this Opinion Letter, we have assumed: (1) the legal existence of all parties to the Purchase Agreement, the Registration Rights Agreement and the Indenture, other than the Company and the Covered Guarantors; (2) the power and authority of each person, other than the Company and the Covered Guarantors, to execute, deliver and perform under the Purchase Agreement, the Registration Rights Agreement and the Indenture; (3) the authorization, execution and delivery by each person, other than the Company and the Covered Guarantors, of the Purchase Agreement, the Registration Rights Agreement and the Indenture; (4) that each of the Purchase Agreement, the Registration Rights Agreement and the Indenture is valid, binding and enforceable against all of the parties thereto, other than the Company and the Covered Guarantors; (5) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of these opinions and no undisclosed prior waiver of any right or remedy contained in any of the documents; (6) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the authorization, execution and delivery of any document referred to in this Opinion Letter; (7) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents; (8) the Transaction Documents will be enforced in circumstances and in a manner in which it is commercially reasonable to do so and the conduct of the parties complies with any requirement of good faith and fair dealing; (9) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy, and the authenticity of the original of each document reviewed by us as a copy; (10) each person who has taken any action relevant to any of our opinions in the capacity of director, officer or manager of any entity was duly elected to that director, officer or manager position and held that position when such action was taken; and (11) that each of the Company and the Covered Guarantors will comply with its respective agreements and covenants contained in the Transaction Documents.
C. Opinions
     We give only the opinions that are set forth herein and no opinions should be inferred beyond the opinions specified herein. Based on the foregoing, and upon our examination of such matters of law as we consider necessary and appropriate to provide the opinions set forth herein, and subject to the assumptions, limitations, qualifications and exceptions stated elsewhere in this Opinion Letter, we are of the opinion that:

Jefferies & Company, Inc.
November [___], 2009

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. Each Covered Guarantor is a corporation or limited liability company validly existing and in good standing under the laws of the State of Delaware.
     2. The Company and each Covered Guarantor has full corporate power and authority to conduct its business as described in the Final Offering Memorandum and to take and has duly taken all action necessary under their respective governing instruments to authorize the execution, delivery and performance of each Transaction Document to which it is a party and to consummate the transactions contemplated thereby.
     3. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each Covered Guarantor.
     4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Covered Guarantor and, when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company and each Covered Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     5. The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company and each Covered Guarantor and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and assuming no change in relevant facts, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company and each Covered Guarantor, enforceable against the Company and each Covered Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     6. The Indenture has been duly authorized, executed and delivered by the Company and each Covered Guarantor and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, is a legally valid and binding agreement of the Company and the Guarantors, enforceable against the Company and each Covered Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. Notwithstanding the foregoing, we express no opinion as to the

Jefferies & Company, Inc.
November [___], 2009

validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.
     7. The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication of the Securities by the Trustee in accordance with the terms of the Indenture and payment and delivery of the Securities in accordance with the Purchase Agreement, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. Notwithstanding the foregoing, we express no opinion as to the validity, legally binding effect or enforceability of any provision of the Securities that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.
     8. [The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization”] (except for subsequent issuances, if any, pursuant to reservations, agreements, or employee benefits plans referred to in the Pricing Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Pricing Disclosure Package and the Final Memorandum). Each of the outstanding shares of capital stock and membership interests, as the case may be, of the Company and the Covered Guarantors have been duly authorized and validly issued, are fully paid and non-assessable, and to our knowledge, were not issued in violation of any preemptive or similar rights, and to our knowledge, the outstanding shares of capital stock and membership interests, as the case may be, of the Covered Guarantors are owned, directly or indirectly, by the Company or the Covered Guarantors, as the case may be, free and clear of all security interests, liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions) or voting (other than Permitted Liens).
     9. The Securities are in the form contemplated by the Indenture. The Securities, when executed and delivered by the Company and the Covered Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Registration Rights Agreement and the Indenture by the Trustee and due authentication and delivery of such guarantees by the Trustee in accordance with the Indenture), will be entitled to the benefits of the Registration Rights Agreement and the Indenture.

Jefferies & Company, Inc.
November [___], 2009

     10. When executed and delivered, the Transaction Documents will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
     11. To our knowledge, no Proceeding is pending or threatened against or affecting the Company or any of the Covered Guarantors that (i) seeks to or does restrain, enjoin, prevent the consummation of or otherwise questions the validity or legality of the Transaction Documents or any of the transactions contemplated therein, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. To our knowledge, neither the Company, nor any Covered Guarantor, is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     12. The execution and delivery by the Company and each Covered Guarantor of each Transaction Document to which it is a party does not, and the performance by each of the Company and the Guarantors of its obligations thereunder, including the issuance and sale of the Notes to the Initial Purchasers, the granting of the Liens provided for in the Transaction Documents, and the transactions contemplated thereby, will not (i) conflict with, or result in a violation or breach of, any of the provisions of the Charter Documents of the Company or any Covered Guarantor; (ii) conflict with or violate any United States federal or state law, rule or regulation to be applicable to the Company or any Covered Guarantor, or any order, judgment or decree known to us to be applicable to the Company, any Covered Guarantor or the Transactions or by which any property or asset of the Company or any Covered Guarantor is or may be bound; or (iii) conflict with, or result in a violation or breach of, any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under (A) any loan or credit agreement, indenture (including, without limitation, the Indenture), mortgage, note or other material agreement or instrument known to us to which the Company or any Covered Guarantor is a party or by which they or any of their properties or assets is or may be bound or (B) any material agreement or instrument listed as an exhibit to the Annual Report on the Form 10-K for the year ended December 31, 2008 of the Company, or the Quarterly Reports on the Forms 10-Q for the quarters ended March 28, 2009, June 27, 2009 and September 26, 2009 of the Company, except in the case of (ii) or (iii) above, where such breach, conflict, violation or default would not result in a Material Adverse Effect.
     13. No Governmental Authorization (as defined below) or consent, approval authorization or order of any third party, is required for (a) the issuance and sale by the Company of the Notes to the Initial Purchasers, the execution, delivery or performance by the Company or the Covered Guarantors of any Transaction Document to which it is a party or for the consummation of the transactions contemplated by the Transaction Documents except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers; (b) the grant by the Company and the Covered Guarantors of the Liens in the Article 9 Collateral (hereinafter defined) granted by it pursuant to the Security Agreement; (c) the perfection or maintenance of the Liens in the Article 9 Collateral created under the Security Agreement (including the priority

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nature thereof required under the Transaction Documents); or (d) the exercise by the Collateral Agent of its rights under the Transaction Documents or the remedies in respect of the Article 9 Collateral pursuant to the Security Agreement, except for (i) the filings referred to in paragraph 16 below, and (ii) the filing of the fixture filings and the recording of the Mortgages [defined?] in the real property records of the county in which the real property subject to such Mortgages is located.
     “Governmental Authorization” means any judgment, order or decree, consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to any Governmental Authority.
     14. The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” and “Description of Certain Indebtedness,” to the extent that such information constitutes a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings. The statements under the caption and “Material United States Federal Tax Considerations,” in the Pricing Disclosure Package and the Final Offering Memorandum, insofar as such statements summarize certain federal income and estate tax laws of the United States, constitute a fair summary of the principal U.S. federal income and estate tax consequences of an investment in the Notes.
     15. The Collateral Documents are effective to create in favor of the Collateral Agent, to secure the Secured Obligations (as defined therein), a valid security interest (the “Article 9 Security Interest”) in all right, title and interest of the Company and the Covered Guarantors in and to that portion of the Collateral (as defined therein) in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”) (the “Article 9 Collateral”).
     16. Each of the financing statements listing a Covered Guarantor has been reviewed by us (the “Financing Statements”) and is in appropriate form for filing with the Secretary of the State of Delaware. Upon the proper filing in the applicable filing offices of the Financing Statements, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) will be perfected without any other action or notice.
     17. Each of the Mortgages to be recorded by the applicable County Clerks of the State of [___] is in proper form (i) to be accepted for recording by the County Clerks of such Counties and (ii) upon such recording, to provide notice to third parties of the mortgage liens on the interest of the Company or the Covered Guarantor party to such Mortgage in the Collateral comprising the real property described therein. Each such Mortgage constitutes a fixture financing statement for purposes of the [___] UCC. The Florida UCC (as defined herein), the NYUCC, and the Delaware UCC are sometimes referred to herein collectively as the “UCC.”

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     18. The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of Certificated Securities (as defined in Article 8 of the NYUCC) represented by the certificates identified on Schedule [___] to the Security Agreement (the “Pledged Securities”) will be perfected upon the Collateral Agent or its designee taking possession in the State of New York of such certificates which are in registered form, issued or endorsed in the name of the Collateral Agent or in blank by an effective endorsement accompanied by undated stock powers with respect thereof duly endorsed in the name of the Collateral Agent or in blank by an effective endorsement, the security interest of the Collateral Agent therein is perfected by “control” within the meaning of Section 8-106 of the NYUCC.
     19. Assuming that the Collateral Agent has no notice of any “adverse claim” (as defined in Article 8 of the NYUCC) to the Pledged Securities and that the Article 9 Security Interest in the Pledged Securities is perfected as set forth in paragraph 18 above, the Collateral Agent will acquire the Article 9 Security Interest in the Pledged Securities free of “adverse claims.”
     20. The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of the uncertificated securities (as defined in Article 8 of the NYUCC) identified on Schedule [___] to the Security Agreement (the “Uncertificated Pledged Securities”) will be perfected upon the execution and delivery by the issuer thereof of an agreement that it will comply with the instructions with respect to the Uncertificated Pledged Securities originated by the Collateral Agent without further consent by the registered owner of such Uncertificated Pledged Securities.
     21. Assuming that the Collateral Agent has no notice of any “adverse claim” (as defined in Article 8 of the NYUCC) to the Uncertificated Pledged Securities and that the Article 9 Security Interest in the Uncertificated Pledged Securities is perfected as set forth in paragraph 20 above, the Collateral Agent will acquire the Article 9 Security Interest in the Uncertificated Pledged Securities free of “adverse claims.”
     22. No registration under the Act of the Notes is required in connection with the issuance and sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum or in connection with the initial resale of the Notes by any Initial Purchaser in accordance with the Purchase Agreement, and, prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy the Notes in the initial resale thereof are “qualified institutional buyers” as defined in Rule 144A promulgated under the Act, (B) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or (C) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S; and (ii) the accuracy of each Initial Purchaser’s representations in Section 6 of the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of the Notes to the Initial Purchasers and the initial resale thereof.

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     23. The issuance and sale by the Company of the Notes as contemplated by the Purchase Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     24. The documents incorporated by reference in the Final Offering Memorandum (other than the financial statements and supporting schedules and the other financial data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the Exchange Act.
     25. Neither the Company nor any Covered Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Final Offering Memorandum, will be an “investment company” (as defined in the Investment Company Act) or a subsidiary thereof.
     26. The Indenture complies with the TIA.
     27. The Collateral Documents have been duly authorized, executed and delivered by the Company and each Covered Guarantor, as applicable, and, when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company and each Covered Guarantor, as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     In addition to the foregoing opinions, we advise you supplementally that we have participated in conferences with officers and other representatives of the Company and the Covered Guarantors, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of the Initial Purchasers’ counsel, during which conferences the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum (other than as specified in paragraph 14 above), and have not made any independent check or verification thereof, on the basis of the information we gained during the course of performing the services referred to above, we advise you that nothing has come to the attention of those lawyers currently with Holland & Knight LLP who have actively participated in representing the Company (after consultation with such other attorneys as they deem appropriate) that causes us to believe that (a) the Pricing Disclosure Package (including the documents incorporated by reference therein), together with the pricing term sheet listed on Exhibit A of the Purchase Agreement (except as to the financial statements, schedules, notes, other financial and accounting data, including statistical data included therein or derived therefrom, and information about disclosure controls and procedures and internal control over financial reporting, as to which we express no opinion),

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contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (b) the Final Offering Memorandum (including the documents incorporated by reference therein) (except as to the financial statements, schedules, notes, other financial and accounting data, including statistical data included therein or derived therefrom, and information about disclosure controls and procedures and internal control over financial reporting, as to which we express no opinion) as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
D. Limitations, Qualifications and Exceptions
     The foregoing opinions are subject to the following additional comments, limitations, qualifications and exceptions:
1.	For purposes of this Opinion Letter, the terms “to our knowledge,” “known to us” or other similar words mean the actual, current knowledge of only those lawyers currently with Holland & Knight LLP who have actively participated in representing the Company and the Covered Guarantors in connection with the Transaction Documents and do not (i) include constructive or assumed notice or knowledge of matters or information or (ii) imply that we have undertaken any independent investigation with any persons other than those described above, but we have relied upon the representations, warranties and statements as to factual matters made in the Purchase Agreement or in a certificate of the Company or of the Covered Guarantors, or their respective officers, directors or managers, as the case may be. Furthermore, such references mean only that we do not know of any fact or circumstance contradicting the statement that follows and does not imply that we know the statement to be correct.

2.	In rendering the opinions expressed in paragraph 18 above, we have assumed, without independent investigation, (a) that the Securities are sold to the Initial Purchasers in the manner contemplated by the Purchase Agreement, (b) the accuracy of the Initial Purchasers’ representations and warranties set forth in the Purchase Agreement, (c) that prior to or simultaneously with the time of sale by the Initial Purchasers to any purchaser of the Securities purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, the Initial Purchasers furnished to that purchaser a copy of the Pricing Disclosure Package, (d) compliance by the Initial Purchasers with each of their agreements set forth in Sections 2 and 3 of the Purchase Agreement, (e) the due performance by the Company, the Covered Guarantors and the Initial Purchasers of their respective covenants and agreements set forth in the Purchase Agreement, (f) the Initial Purchasers’ compliance with the transfer restrictions contained in the Securities or the Exchange Securities, and (g) that each purchaser to whom the Initial

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Purchasers initially resell Securities or the Exchange Securities complies with the applicable transfer restrictions contained in the Securities or the Exchange Securities, respectively.
3.	Although we have acted as counsel to the Company and the Covered Guarantors in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company and the Covered Guarantors and their respective subsidiaries in connection with which we have not been consulted and have not represented either the Company or the Covered Guarantors.

4.	In rendering the opinions expressed in paragraph 1 with respect to the Company and Covered Guarantors organized under the laws of Delaware, we have relied solely upon good standing certificates issued by officials of the State of Delaware.

5.	The opinions expressed in herein are subject to the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing that certain provisions of such document relating to the exercise of remedial or procedural rights that purport to waive any requirement of due process of law or of notice, diligence or commercially reasonable performance or other care may be subject to possible limitations, and of the discretion of a court or other authority or body to invalidate or decline to enforce any right, remedy, or provisions of such document if any thereof are determined by such court or other authority or body to be violative of public policy or a penalty.

6.	In rendering the opinion expressed in paragraph 11 no opinion is expressed or intended to be expressed regarding the outcome or possible outcome of any action, suit, proceeding, inquiry or investigation and no such opinion shall or should be inferred therefrom and we have not conducted any docket or other search of, or otherwise reviewed, any court or other public records or undertaken any other external investigation.

7.	This Opinion Letter is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation or responsibility to advise you of any change in any matter, whether factual or legal in nature, set forth herein. This Opinion Letter is limited to the matters stated herein and no opinion is implied or inferred beyond the matters stated herein.

8.	For purposes of this Opinion Letter, “Collateral Documents” shall mean the security agreements, mortgages, pledge agreements, agency agreements and other

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instruments and documents executed and delivered pursuant to the Indenture which are governed by the laws of the State of New York.
     Notwithstanding our opinions expressed herein, we express no opinion with respect to any of the following provisions in the Transaction Documents, except as specifically referred to in our opinions:
     (i) Provisions mandating contribution towards judgments or settlements among various parties;
     (ii) Except as relates to sovereign immunity, waivers of (A) legal or equitable defenses, (B) rights to damages, (C) rights to counter claim or set off, (D) statutes of limitations, (E) rights to notice, and (F) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent that they cannot be waived under applicable law;
     (iii) Provisions providing for forfeitures, the recovery of amounts deemed to constitute penalties or for liquidated damages;
     (iv) Provisions that provide a time limitation after which a remedy may not be enforced;
     (v) Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;
     (vi) Any federal, state or local law relating to taxation, zoning, land use, the environment, usury, antitrust, trade regulation, banking, securities, labor or employee rights and benefits laws, including, ERISA;
     (vii) Any federal, state or local law relating to corrupt practices or designed to combat terrorism or money laundering, including, without limitation, the Foreign Corrupt Practices Act of 1977, the USA PATRIOT Act of 2001, as amended, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., and The Trading with the Enemy Act, 50 U.S.C. app. I et seq.;
     (viii) Choice-of-law provisions, other than with respect to provisions selecting New York State law;
     (ix) Provisions on the enforceability of any self-help, limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;
     (x) Provisions regarding arbitration;
     (xi) Provisions imposing limitations or restrictions on the transfer or alienation of or encumbrance on property or contract rights;

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     (xii) Provisions providing that determinations by a party or a party’s designee are conclusive;
     (xiii) Provisions relating to indemnity or set-off;
     (xiv) Provisions that would permit declaration of a default on the part of a party based on representations or warranties of such party that the party declaring the default knew were false or incorrect based on information supplied to the party declaring the default prior to closing;
     (xv) Provisions purporting to allow remedies to be exercised concurrently;
     (xvi) The effect of rules of equity governing specific performance, injunctive relief or other equitable remedies, or involving time is of the essence clauses or the exercise of judicial discretion in any proceedings at law or in equity; and
     (xvii) Provisions which by their terms are effective “to the extent permitted by applicable law” or similar phrases.
     We express no opinion as to the existence of, or the title of the [Loan Parties] to, any item of Collateral or the priority, or (except as set forth in paragraphs 16, 17, 18, 19, 20 and 21 above) the perfection, of any security interest created by the [Security Documents] and specifically call your attention to the following:
          (i) the effectiveness of each [Florida Financing Statement] and each [Existing Delaware Financing Statement] terminates five years after the date of filing unless a continuation statement with respect to such financing statement is filed prior to such termination in accordance with the Article 9 of the Uniform Commercial Code as in effect in the State of Florida (the “Florida UCC”) and the Delaware UCC, respectively;
          (ii) the UCC provides that if the debtor so changes its name, identity or corporate structure that a filed financing statement becomes seriously misleading, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after such change unless a new appropriate financing statement is filed before the expiration of that period;
          (iii) the UCC provides that (a) if the debtor changes its “location” within the meaning of Article 9 of the UCC, the effectiveness of the financing statement naming such debtor will lapse four months after such change of location; and (b) if the debtor transfers any of the Collateral to a person that thereby becomes a debtor under any of the [Security Documents] and is located in another jurisdiction within the meaning of Article 9 of the UCC, the effectiveness of the applicable financing statement, with respect to the Collateral transferred, will lapse one year after such transfer;

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          (iv) under certain circumstances described in the UCC, the rights of a secured party to enforce a perfected security interest in proceeds of collateral may be limited;
          (v) under certain circumstances described in the UCC, purchasers of collateral may take the same free of a perfected security interest;
          (vi) certain types of collateral described in the Guarantees and the Collateral Agreements may not be perfected by the filing of financing statements under the UCC;
          (vii) a transferee of money or funds from a deposit account takes such money or funds free of a security interest in the deposit account unless the transferee acts in collusion with the debtor in violating the rights of the secured party;
          (viii) a bank with which a deposit account is maintained may exercise any right of recoupment or set-off against a secured party that holds a security interest in the deposit account, unless the secured party has obtained control over the deposit account by becoming the bank’s customer with respect to such account and the set-off is based on a claim against the debtor or unless the bank agrees otherwise in an authenticated record;
          (ix) any security interest of the [Administrative Agent] and the [Lenders]: (a) with respect to “future advances,” (b) in an interest of a party under a “lease contract,” or (c) in the “lessor’s residual interest” in “goods,” and the perfection, in each case, of such security interests, is limited to the extent set forth in Article 9 of the UCC;
          (x) we express no opinion with respect to the perfection or enforceability of any security interest in any of the Article 9 Collateral consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof, or any agency or department of the United States of America or any state thereof);
          (xi) we express no opinion as to the creation, enforceability, attachment, assignment or priority whatsoever of any security interests, or the existence of any claims, rights or other matters, in favor of any obligor under the Article 9 Collateral;
          (xii) except as provided in numbered paragraph 17 above, we express no opinion as to the creation, validity, binding effect, enforceability, effectiveness or perfection of any security interest not governed exclusively by Article 8 or Article 9 of the UCC;
          (xiii) any security interest in any of the Article 9 Collateral which is cash or cash equivalents, a “deposit account,” “tangible chattel paper,” “instruments,” “negotiable documents,” “certificated securities,” “goods,” “letter of credit rights,” “investment property” and certain other types of collateral may be subject to the rights of other persons who take, or have taken, possession, delivery or control of such Article 9 Collateral pursuant to Article 8 or Article 9 of the UCC;

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          (xiv) any security interest in any of the Article 9 Collateral that is subject to a statute, regulation or treaty referred to in Article 9 of the UCC is subject to the requirements of such statute, regulation or treaty;
          (xv) any security interest arising from (a) an assignment of “accounts” or “payment intangibles” which does not by itself or in conjunction with other assignments to the same transferee transfer a significant part of the assignor’s outstanding “accounts” or “payment intangibles,” (b) the delivery of a “financial asset” under Article 9 of the UCC, or (c) an assignment for the benefit of all creditors of the transferor and subsequent transfers by the assignee thereunder, is perfected when it attaches under Article 9 of the UCC;
          (xvi) we call to your attention that, under the UCC, the failure of a secured party to respond within two weeks after receipt of a debtor’s request for approval or correction of such debtor’s statement of the aggregate amount of unpaid obligations or such debtor’s list of collateral may result in a loss of that secured party’s security interest in collateral as against persons misled by that secured party’s failure to respond, and may also result in liability of that secured party for any loss caused to such debtor thereby; and
          (xvii) any security interest in after-acquired property, any security interest in accessions, and any security interest in contracts, agreements and accounts is subject in all respects to the limitations set forth in the UCC.
     We express no opinion with respect to the perfection of any security interest in any collateral consisting of goods that are or are to become fixtures, standing timber to be cut, farm products, consumer goods, as-extracted collateral, or goods covered by certificates of title.
     We express no opinion as to the perfection or enforcement of any security interest in any collateral that is subject to an agreement that is or purports to be non-assignable or that may not be assigned under applicable law or regulation, other than collateral consisting of accounts, chattel paper, general intangibles, health-care-insurance receivables, lease agreements and promissory notes, to the extent provided in the UCC, and we express no opinion regarding the enforceability of provisions that purport to render void and of no effect any transfers of any Loan Party’s rights in the collateral in violation of the terms of the Loan Documents.
     We express no opinion with respect to the enforceability of any provision of the [Loan Documents] granting the secured party or obligee the unilateral right or discretion to determine standards or requirements for performance not expressly enumerated in the [Loan Documents], or to establish standards or requirements that are not commercially (or manifestly) reasonable, or to use self-help to repossess collateral if a breach of the peace were to occur.
     Our opinions are also subject to the effect of rules of law that:
     (A) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

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     (B) provide that forum selection clauses with respect to courts in contracts are not necessarily binding on the court(s) in the forum selected;
     (C) limit the availability of a remedy under certain circumstances where another remedy has been elected;
     (D) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of law or public policy or litigation against another party determined adversely to such party;
     (E) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;
     (F) permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;
     (G) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale; and
     (H) may, if less than all of a contract is unenforceable, limit the enforceability of the remainder of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.
     Our advice on each legal issue addressed herein represents our opinion concerning how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances peculiar to the case, and our opinions are not a guaranty of an outcome of any legal dispute which may arise with regard to any of the documents relating to the transactions contemplated by the Purchase Agreement.
     We advise you that this Opinion Letter is limited to the federal laws of the United States of America and the laws of the States of Florida and New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Florida or New York), the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, which, in each case, in our experience is normally applicable to a transaction of the type contemplated by the Transaction Documents, and the Delaware UCC. Because we are not admitted to the Bar of the State of Delaware, with respect to the opinions expressed herein concerning the Delaware UCC: (i) we have reviewed the latest available standard compilation of the applicable sections of Articles 8 and 9 (and related definitional

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provisions of Article 1) of the Delaware UCC, as codified in Del. Code Ann., Title 6, Article 8 and Article 9 (2009), as displayed on Westlaw on June 29, 2009, without regarding to the decisional law of the State of Delaware; and, with your consent, we have not obtained opinions of local Delaware counsel with respect to such opinions. In rendering the opinions set forth herein, we assume, with your permission and without independent review, that insofar as the law of any other state or nation may be applicable to any matters opined to herein, such law is identical to, and would be interpreted by a court in the same manner as, the law of the State of New York applicable thereto. We express no opinion as to the extent to which the law of the State of New York or the law of any other jurisdiction may apply, notwithstanding any provision in the Purchase Agreement or any other documents executed and delivered by the Company on the Closing Date. We do not express any opinion concerning the effect of the laws of any other jurisdiction.
     This Opinion Letter may be relied upon by you only in connection with the transactions contemplated by the Purchase Agreement and may not be used or relied upon by any other person for any purpose whatsoever, without our prior written consent. This opinion may also be delivered to Bank of New York Mellon, as Trustee under the Indenture, and Bank of New York Mellon may rely on this Opinion Letter to the same extent as if such Opinion Letter were addressed to it. Except for the use permitted herein, this Opinion Letter may not be quoted or reproduced in whole or in part or otherwise referred to in any manner whatsoever nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

Very truly yours, HOLLAND & KNIGHT LLP

SCHEDULE 1
COMPANY AND COVERED GUARANTORS

Jurisdiction
Altra Holdings, Inc.	Delaware

Covered Guarantors	Jurisdiction
Altra Industrial Motion, Inc.	Delaware

American Enterprises MPT Corp.	Delaware

American Enterprises MPT	Delaware
Holdings, LLC

Ameridrives International, LLC	Delaware

Boston Gear LLC	Delaware

Formsprag LLC	Delaware

Inertia Dynamics LLC	Delaware

Kilian Manufacturing Corporation	Delaware

Nuttall Gear LLC	Delaware

Warner Electric International	Delaware
Holding, Inc.

Warner Electric LLC	Delaware

Warner Electric Technology LLC	Delaware

TB Wood’s Corporation	Delaware

TB Wood’s Enterprises, Inc.	Delaware

EXHIBIT C
Form of Opinions of Local Counsel

FORM OF OPINIONS OF PENNSYLVANIA COUNSEL
     Set forth below are the proposed opinions to be included in the opinion of the Company’s Pennsylvania counsel. These will be replaced with the actual form of opinion and it is our intent to negotiate the form of such opinion in its entirety (including the assumptions, qualifications and limitations to be contained therein).
     1. TB Wood’s Incorporated (“TB Wood’s”) is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.
     2. TB Wood’s has corporate power and authority to conduct its businesses as described in the Final Offering Memorandum and to take, and has duly taken, all action necessary under its respective governing instruments to authorize the execution, delivery and performance of each Document to which it is a party and to consummate the transactions contemplated thereby, and has duly executed and delivered each Document to which it is a party.
     3. Each Document to which TB Wood’s is a party constitutes a legal, valid and binding obligation of TB Wood’s, enforceable against TB Wood’s in accordance with its terms.
     4. Each of the outstanding shares of capital stock of TB Wood’s has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, was not issued in violation of any preemptive or similar rights and is owned, to our knowledge, directly or indirectly, by the Company or the Guarantors, as the case may be, free and clear of all security interests (that can be perfected by filing under Division 9 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the “Pennsylvania UCC”)), liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions) or voting (other than Permitted Liens) .
     5. Each of the Mortgages to be recorded by the applicable Recorder of Deeds of the pertinent county in the Commonwealth of Pennsylvania is in proper form (i) to be accepted for recording by the Recorder of Deeds of such Counties and (ii) upon such recording, to provide notice to third parties of the mortgage liens on the interest of the Company or the Guarantor party to such Mortgage in the Collateral comprising the real property described therein. Each such Mortgage is effective as a fixture financing statement for purposes of Division 9 of the Pennsylvania UCC.
     6. No Governmental Authorization (as defined below) or consent, approval authorization or order of any third party, is required for (a) the execution, delivery or performance by TB Wood’s of any Document to which it is a party or for the consummation of the transactions contemplated by the Documents except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchaser, (b) the grant by TB Wood’s of the Liens in the Article 9 Collateral (hereinafter defined) granted by it pursuant to the Security Agreement, (c) the perfection or maintenance of the Liens in the Article 9 Collateral created under the Security Agreement (including the priority nature thereof required under the Documents) or (d) the exercise by the Collateral Agent of its rights under the Documents or the remedies in respect of the Article 9 Collateral pursuant to the Security Agreement, except for (i) the filings referred to in paragraph 6 and (ii) the filing of the fixture filings and the recording of the Mortgages in the real property records of the county in which the real property subject to such Mortgages is located.

     “Governmental Authorization” means any judgment, order or decree, consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to any Pennsylvania governmental or Pennsylvania corporate authority or regulatory body.
     7. Each of the financing statements listing TB Wood’s as Guarantor has been reviewed by us (the “Financing Statements”) and is in appropriate form for filing with the Secretary of State of the Commonwealth of Pennsylvania. Upon the proper filing in the applicable filing offices of the Financing Statements, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Pennsylvania UCC will be perfected without any other action or notice.
     8. The choice of New York law to govern the construction and interpretation of the Documents is a valid and effective choice of law under the laws of the Commonwealth of Pennsylvania and adherence to existing judicial precedents under Pennsylvania law would require courts sitting in the Commonwealth of Pennsylvania to abide by such choice of law, provided that such courts would find that the laws of the State of New York, as so applied, are not contrary to the public policy of the Commonwealth of Pennsylvania.
     9. The execution and delivery by TB Wood’s of each Document to which it is a party does not, and the performance by TB Wood’s of its obligations thereunder, including the granting of the Liens provided for in the Documents, and the transactions contemplated thereby, will not (i) result in a violation or breach of, (A) any of the provisions of the Charter Documents of TB Wood’s, (B) any provisions of any Commonwealth of Pennsylvania statute, rule or regulation known to us to be applicable to TB Wood’s, or (C) violate any judgment or order of any Pennsylvania governmental authority known to us and binding upon TB Wood’s.
     10. No transfer tax, stamp tax or other fee, tax or governmental charge (other than filing and recording fees imposed by law) is required to be paid in Pennsylvania in connection with the execution, delivery, filing or recording of the Collateral Agreements.